                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of AK Steel Corporation on Form S-4 of our report dated January 30, 2002 (August 2, 2002 as to the sale of Sawhill Tubular as described in Note 13), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/  DELOITTE & TOUCHE LLP
Cincinnati, Ohio
August 15, 2002